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Exhibit 24     Consent of Arthur Andersen LLP

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (No. 333-20421) and on Form S-8
(No. 333-21211) of Strategic Diagnostics Inc. (formerly EnSyS Enviromental Products, Inc.).

                                                 Arthur Andersen LLP


Philadelphia, Pa.,
 April 10, 1997